Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Statement of Additional Information in Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A of Variable Insurance Products
Fund: Service Class of Money Market Portfolio, of our report dated February 10, 2000 on the financial statements included in the December 31, 1999 Annual Report to Shareholders of Money Market Portfolio.

We further consent to the reference to our Firm under the heading
"Auditor" in the Statement of Additional Information.

 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
June 26, 2000